AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 17, 2011 (this "Agreement"), by and among **KRYPTIC ENTERTAINMENT INC.**, a Nevada corporation (the "Company"), and **FARM LANDS OF GUINEA, INC.**, a Nevada corporation ("Target").

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Target and the Company have determined that it is fair to and in the best interests of their respective stockholders to consummate the acquisition of Target by the Company upon the terms and subject to the conditions set forth herein; and

WHEREAS, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001 per share ("Company Common Stock"), of which on the date of this Agreement 9,000,000 shares are issued and outstanding; and

WHEREAS, the authorized capital stock of Target consists of 75,000,000 shares of Common Stock, par value $.001 per share ("Target Common Stock"), of which, on the date of this Agreement one share is issued and outstanding; and

WHEREAS, the respective Boards of Directors of the Company and Target have approved and declared advisable this Agreement and the merger of Target with and into the Company (the "Merger") upon the terms and conditions set forth herein; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

SECTION 1.1 *The Merger*. (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Chapter 92A of the Nevada Revised Statutes (the "NRS"), at the Effective Time Target shall be merged with and into the Company, whereupon the separate existence of Target shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Nevada.

(b) Subject to the fulfillment of the conditions of this Agreement, on the Closing Date the Surviving Corporation will cause articles of merger (the "Articles of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") as provided in the NRS. The Merger shall become effective at the

time the Articles of Merger are duly filed with the Nevada Secretary of State or at such other time as is agreed between the parties and specified in the Articles of Merger, and such time is herein referred to as the "Effective Time."

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Target.

SECTION 1.2 *Effect on Shares*. At the Effective Time:

(a) *Conversion of Shares; Merger Consideration*. Subject to the provisions of Section 1.4 and Section 3.1 hereof:

(i) each share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof be cancelled and cease to exist.

(ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall continue to remain issued and outstanding.

(b) *Cancellation of Shares*. Each share of Target Common Stock held by Target as treasury stock or owned by Target immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no payment shall be made with respect thereto.

ARTICLE II
CLOSING

SECTION 2.1 *Closing*. The closing of the Merger and the other transactions referred to in this Agreement (the "Closing") will take place as soon as practicable after satisfaction or waiver of all of the conditions set forth in Article V hereof (the "Closing Date"), at a time specified by the parties, at the offices of Guzov Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022 unless another time, date or place is agreed to in writing by the parties hereto.

SECTION 2.2 *Deliveries by the Company*. At the Closing, the Company will deliver or cause to be delivered to Target, unless previously delivered, such documents required to be delivered by the Company at or prior to the Closing pursuant to this Agreement or in connection herewith.

SECTION 2.3 *Deliveries by Target*. At the Closing, Target will deliver, or cause to be delivered to the Company, unless previously delivered, such documents required to be delivered by Target at or prior to the Closing pursuant to this Agreement or in connection herewith.

ARTICLE III
THE SURVIVING CORPORATION

SECTION 3.1 *Amendment of Articles of Incorporation of Surviving Corporation*. At the Effective Time First Article of the Articles of Incorporation of the Company shall be amended to read in its entity as follows:

"1. Name of Corporation: Farm Lands of Guinea, Inc."

At the Effective Time the Articles of Incorporation, as amended hereby, shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

SECTION 3.2 *Bylaws*. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

SECTION 3.3 *Directors and Officers*. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of the Company at the Effective Time shall be the directors and officers of the Surviving Corporation.

ARTICLE IV

COVENANTS OF THE COMPANY AND TARGET

The Company and Target agree that:

SECTION 4.1 *Conduct.* Except as contemplated by this Agreement, from the date hereof until the Effective Time, each of the Company and Target shall conduct its business only in the ordinary course and shall use its reasonable efforts to preserve intact its business organizations and relationships with suppliers, customers, employees, creditors and other third parties and to keep available the services of its present officers and employees.

SECTION 4.2 *Reasonable Efforts: Cooperation.* (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Target and the Company agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement

(b) Each of Target and the Company shall use its reasonable efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or to result in a material breach of any of its covenants in this Agreement.

SECTION 4.3 *Further Assurances*. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and

on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE V
CONDITIONS TO THE MERGER

SECTION 5.1 *Conditions to the Obligations of Each Party*. The obligations of the Company and Target to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions may be waived by the Company and Target:

(a) *Approvals*. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, shall have been obtained, shall have been made or shall have occurred.

(b) *No Injunction or Litigation*. (i) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall make illegal or otherwise restrict, prevent or prohibit the consummation of the Merger or any transactions contemplated hereby and (ii) there shall not have been instituted or be pending, or threatened, any suit, action or proceeding by (x) any governmental entity to restrain, prohibit or invalidate the Merger or (y) by any other person which is more likely than not to have such effect.

SECTION 5.2 *Conditions to the Obligations of the Company*. The obligations of the Company to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions may be waived by the Company:

(a) *Performance of Obligations of Target*. Target will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

(b) *Material Adverse Effect*. Since the date of this Agreement, there shall have been no event, occurrence or facts which have or would reasonably be expected to have a material adverse effect with respect to Target.

SECTION 5.3 *Conditions to the Obligations of Target*. The obligations of Target to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, subject, to the extent permitted by applicable law, that such conditions maybe waived by Target:

(a) *Performance of Obligations of the Company*. The Company will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

(b) *Material Adverse Effect, Etc.* Since the date of this Agreement, there shall have been no event, occurrence or facts which have or would reasonably be expected to have a material adverse effect with respect to the Company.

ARTICLE VI
TERMINATION

SECTION 6.1 *Termination.* This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of the Company and Target.

SECTION 6.2 *Effect of Termination.* If this Agreement is terminated pursuant to Section 6.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto; *provided* that nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1 *Notices.* All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

if to the Company, to:

Kryptic Entertainment Inc.
401 Atlantic Suites
Europort, Gibraltar
Attn: Mark Keegan

if to the Target, to:

Farm Lands of Guinea, Inc.
401 Atlantic Suites
Europort, Gibraltar
Attn: Mark Keegan

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 7.1 and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 7.1.

SECTION 10.2 *Amendments; No Waivers.* (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company or Target or, in the case of a waiver, by the party against whom the waiver is to

be effective; *provided* that no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or Target or (ii) any of the terms or conditions of this Agreement if such alteration or change could adversely affect the holders of any shares of capital stock of the Company or Target.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 7.2 *Successors and Assigns*. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, *provided* that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

SECTION 7.3 *Governing Law*. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

SECTION 7.4 *Severability*. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

SECTION 7.5 *No Third Party Beneficiaries*. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 7.6 *Entire Agreement*. This Agreement, including any exhibits or schedules hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or undertaking with respect thereto, both written and oral.

SECTION 7.7 *Counterparts; Effectiveness*. This Agreement may be signed in any number of counterparts, all of which shall be an original, with the same effect as if considered one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

KRYPTIC ENTERTAINMENT, INC.

By:______________________
Name: Mark Keegan
Title: Chief Executive Officer

THE TARGET:

FARM LANDS OF GUINEA, INC.

By:______________________
Name: Mark Keegan
Title: Chief Executive Officer